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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                 --------------------

                                       FORM 8-K


                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D) OF THE

                           SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) JANUARY 14, 1997
                                                       ----------------



                               OXFORD RESOURCES CORP.
                   -----------------------------------------------
                (Exact name of registrant as specified in its charter)



                                     NEW YORK
                    ---------------------------------------------
                    (State or other jurisdiction of incorporation)


      0-22830                                      11-2344427
    ------------------------             ------------------------------------
    (Commission File Number)             (IRS Employer Identification Number)




                270 SOUTH SERVICE ROAD, MELVILLE, NEW YORK      11747
               --------------------------------------------------------
               (Address of Principal Executive Offices)      (Zip Code)



          Registrant's telephone number, including area code (516) 777-8000
                                                         ---------------


            -------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)



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                           Exhibit Index located on page 5


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ITEM 5.  OTHER EVENTS


    On January 14, 1997, Oxford Resources Corp. (the "Company"), acting upon unanimous recommendation of its Board of Directors entered into an Agreement and Plan of Merger (the "Merger Agreement") with Barnett Banks, Inc. ("Barnett") relating to the merger (the "Merger") of a wholly-owned subsidiary of Barnett (the "Merger Sub") into the Company, resulting in the Company becoming a wholly owned subsidiary of Barnett. Pursuant to the Merger, shareholders of the Company, other than dissenting shareholders (and other than the Company and Barnett if, and to the extent they are the direct or indirect owners of any shares of either class of the Company's common stock), will receive .9085 shares of the common stock, par value, $2.00 per share, of Barnett for each share of either class of the Company's common stock held on the effective date of the Merger (the "Effective Date"). Consummation of the Merger is contingent upon approval by the holders of the Company's Class A common stock and Class B common stock of the Merger Agreement as well as certain other conditions.

    The Company will hold a special meeting of its shareholders to approve the Merger. Approval requires the affirmative vote of two-thirds of the votes eligible to be cast at the special meeting. Company shareholders holding approximately 80% of the aggregate number of votes that may be cast by the holders of the Company's Class A common stock and the Class B common stock have agreed to vote in favor of the Merger.

    In connection with the Merger Agreement, the Company has granted to Barnett an option to acquire 2,974,658 shares of the Company's Class A common stock at an exercise price of $33.75 per share, exercisable only upon the occurrence of certain triggering events, none of which has occurred as of the date hereof. Such triggering events generally relate to attempts by one or more third parties to acquire a significant interest in the Company.

    The press release issued by the Company and Barnett with respect to the announcement of the transactions described herein is attached hereto as Exhibit 4 and is hereby incorporated herein by reference in its entirety. The press release contains certain forward looking statements with respect to the financial condition, results of operations and business of Barnett following the consummation of the Merger, including statements relating to: (a) revenue enhancements that could be realized from the Merger and (b) projected 1997 earnings per share. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other, the following: (1) projected revenue enhancements from the Merger cannot be fully realized; (2) competitive pressure in the banking and financial services industry increases

                                          2

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significantly; and (3) general economic conditions in the markets in which
Barnett or the Company operate or nationally are less favorable than expected.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
         FINANCIAL INFORMATION AND EXHIBITS
         ----------------------------------

    (a)  Financial Statements of Business Acquired.

         Not applicable.

    (b)  Pro Forma Financial Information.

         Not applicable.

    (c)  Exhibits.

      1.      Agreement and Plan of Merger by and among Barnett
              Banks, Inc., a wholly owned subsidiary of Barnett
              Banks, Inc. and Oxford Resources Corp., dated as of
              January  14, 1997

      2. Stock Option Agreement, dated as of January 15, 1997, by and between Oxford Resources Corp. and Barnett
              Banks, Inc.

      3. Voting Agreement, by and among certain shareholders of Class A and Class B common stock of Oxford Resources Corp. and Barnett Banks, Inc., dated as of January 14, 1997


      4.      Press Release, dated January 14, 1997.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OXFORD RESOURCES CORP.


                              By /S/ MARK A. FREEMAN
                                 -----------------------------
                                 Name:   Mark A. Freeman
                                 Title:  Secretary

Date: January 16, 1997
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                                    EXHIBIT INDEX
                                    -------------


EXHIBIT                   DESCRIPTION
-------                   -----------

  1. Agreement and Plan of Merger by and among Barnett Banks, Inc., a wholly owned subsidiary of Barnett Banks, Inc. and Oxford Resources Corp., dated as of January 14, 1997

  2. Stock Option Agreement, dated as of January 15, 1997, by and between Oxford Resources Corp. and Barnett Banks, Inc.

  3. Voting Agreement, by and among certain shareholders of Class A and Class B common stock of Oxford Resources Corp. and Barnett Banks, Inc., dated as of January 14, 1997


  4.          Press Release, dated January 14, 1997.

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